EX.99.906CERT

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of RNC Genter Dividend Income Fund , series of Investment Managers Series Trust (the “Trust”), for the fiscal year ended October 31, 2018 (the “Report”), Maureen Quill, as President/Chief Executive Officer of the Trust, and Rita Dam, as Treasurer/Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	01/09/19

/s/ Maureen Quill
Maureen Quill
President/Chief Executive Officer

/s/ Rita Dam
Rita Dam
Treasurer/Chief Financial Officer

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Investment Managers Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.